AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
May 14, 2026
This Amendment No. 1 (the “Amendment”), dated May 14, 2026, is made by and between
Winklevoss Capital Fund, LLC (“WCF”) and Gemini Space Station, Inc., a Nevada corporation (the
“Company” and, together with WCF, the “Parties”) and amends that certain Registration Rights
Agreement, dated September 12, 2025 (the “Registration Rights Agreement”), by and among, the
Company and the Holders party thereto. All capitalized terms used in this Amendment have the meanings ascribed to such terms in the Registration Rights Agreement unless otherwise defined herein.
RECITALS
WHEREAS, WCF and the Company are parties to the Registration Rights Agreement;
WHEREAS, WCF holds more than 50% of Registrable Securities outstanding as of the date hereof; and
WHEREAS, in accordance with Section (b)(xviii) of the Registration Rights Agreement, the
Parties wish to amend Sections (a)(xvii) and (b)(i)(2) of the Registration Rights Agreement as set
forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:
1.Section (a)(xvii) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
(a)          “Registrable Securities” means any shares of Class A Common Stock (A) owned by a Holder on the date hereof, (B) issued or issuable upon the conversion of shares of Class
B Common Stock, or (C) acquired by WCF on the date hereof and thereafter, including, in each case of clauses (A), (B) and (C), any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares of Common Stock, or any stock dividend or stock distribution in respect of such shares of Common Stock; provided, however, such securities shall cease to be Registrable Securities on the earliest to occur of (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (b) such securities shall have been sold in accordance with Rule 144 and the restrictive legend shall have been removed; (c) such securities shall have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms hereof; (d) such securities shall have been otherwise transferred, new certificates or book entry credits for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; or (e) such securities have ceased to be outstanding.
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2.Section (b)(i)(2) of the Registration Rights Agreement is hereby amended and restated
in its entirety as follows:
Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement,
PubCo receives a request from Holders of at least ten percent (10%) of the Registrable
Securities then outstanding that PubCo file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering proceeds, net of Selling Expenses, of at least fifty million US dollars ($50,000,000), then
PubCo shall (i) within ten (10) days after the date such request is given, give a Demand
Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating
Holders, file a Form S-3 registration statement under the Securities Act (or a post-effective amendment or prospectus supplement to an existing Form S-3 registration statement)
covering all Registrable Securities requested to be included in such registration by any other
Holders, as specified by notice given by each such Holder to PubCo within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of paragraphs b(i)(3) and b(iii) of this Agreement. Such Form S-3 registration statement may also cover any other securities of PubCo and other Holders of PubCo’s securities.
3.WCF hereby represents and warrants that it has the requisite power and authority to make, deliver and perform this Agreement.
4.Except as amended hereby, the Registration Rights Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the Parties hereto.
5.This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its rules of conflict of laws that would result in the application of the laws of another jurisdiction.
6.This Amendment, together with the other documents and agreements referred to herein, is the entire, final, and complete agreement and understanding of the Parties hereto relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written and oral, by and among the Parties or their representatives with respect thereto.
7.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000,
e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGE TO FOLLOW]
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IN WITNESS WHEREOF, the signatories hereto have caused this waiver to be duly executed by their respective authorized officers as of the day and year first above written.
GEMINI SPACE STATION, INC.

By:	/s/ Danijela Stojanovic
Name:	Danijela Stojanovic
Title:	Interim Chief Financial Officer
[Signature page to Amendment No. 1 to Registration Rights Agreement]
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Registration Rights Agreement Parties:

Name of Shareholder:	WINKLEVOSS CAPITAL FUND, LLC
By:	/s/ Cameron Winklevoss
Name:	by Winklevoss Capital Management, LLC, its Manager, by Cameron Winklevoss
Title:	Manager
[Signature page to Amendment No. 1 to Registration Rights Agreement]